Exhibit 99.1

Investor Contact:	Press Contact:
Michelle D. Esterman	Kristi Kovalak
Chief Financial Officer	Director of Marketing
+352 2469 7950	314 817 1313
Michelle.Esterman@Altisource.lu	Kristi.Kovalak@Altisource.com

Altisource to Acquire Mortgage Builder Software, Inc.

Global FinTech Leader to Acquire Mortgage Loan Origination Software Provider

LUXEMBOURG, July 21, 2014 — Altisource Portfolio Solutions S.A. (“Altisource” and NASDAQ: ASPS), a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries, today announced that it has entered into a definitive agreement to acquire Mortgage Builder Software, Inc. (“Mortgage Builder”), a provider of award-winning mortgage loan origination and servicing software systems.  Combined with the recent acquisition of Equator, LLC, this addition will extend Altisource’s position as a market leader for real estate and mortgage lifecycle management technologies and marketplace services and will further diversify its customer base by providing software solutions to leading mortgage banks, credit unions and financial institutions in the United States.  The acquisition is expected to close within 30 days and is subject to customary closing conditions.

Mortgage Builder, which offers a full suite of Software as a Service (SaaS)-based mortgage solutions, has been consistently recognized as one of the Industry’s Top 50 Service Providers by SourceMedia’s Mortgage Technology Magazine.

William B. Shepro, Chief Executive Officer of Altisource said, “The addition of Mortgage Builder’s loan origination, servicing and electronic document management software enhances Altisource’s current portfolio which provides customers with one of the most comprehensive real estate and mortgage lifecycle management platforms and services marketplaces available.  Mortgage Builder will join the Altisource family of businesses and operate within our Technology Services segment. Together, we will continue to develop innovative technology solutions that meet the evolving needs of the real estate and mortgage marketplaces.”

-more-

Altisource to Acquire Mortgage Builder — page 2

Keven M. Smith, Chief Executive Officer of Mortgage Builder said, “Mortgage Builder and Altisource share a commitment to delivering a modern technology platform that enhances compliance while improving loan processing efficiency in both the retail and wholesale production channels.  Joining Altisource will enable us to combine forces toward the common vision of developing the industry’s most advanced and effective real estate and mortgage lifecycle management platform and marketplace. Going forward, our customers and partners will continue to experience the same dedication to innovation and customer support that they have come to expect from Mortgage Builder, enhanced by Altisource’s financial strength, stability and global resources.”

For more information, please visit www.altisource.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties.  These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations.  Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management.  Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected.  Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to integrate the acquired business, retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

About Altisource

Altisource Portfolio Solutions S.A. is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content.  We leverage proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants.  Altisource was named the 20th fastest growing global company by Fortune for 2013.   Additional information is available at www.altisource.com.

-more-

Altisource to Acquire Mortgage Builder — page 3

About Mortgage Builder

Mortgage Builder provides industry-leading loan origination software to mortgage banks, community banks, credit unions and other financial institutions in the US.  Founded in 1999, Mortgage Builder’s mortgage software solutions include: origination, servicing, lead/customer management, production portal and electronic document management.  Mortgage Builder has been named by Mortgage Technology Magazine as one of the industry’s Top 50 Service Providers for the eighth consecutive year.  Visit www.MortgageBuilder.com.

#